EXHIBIT 23.1



The Board of Directors
Mid-Coast Bancorp, Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Recognition and Retention Plan of Mid-Coast Bancorp, Inc. of our report dated May 2, 1997, with respect to the consolidated financial statements of Mid-Coast Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-KSB) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ BAKER NEWMAN & NOYES, LIMITED
                                             LIABILITY COMPANY

Portland, Maine
March 30, 1998